As filed with the Securities and Exchange Commission on April 22, 2003 Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

____________________

C. R. BARD, INC.

(Exact name of registrant as specified in its charter)
New Jersey	22-1454160
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

730 Central Avenue
Murray Hill, New Jersey 07974

(Address, including zip code, of registrant's principal executive offices)

___________________

2003 Long Term Incentive Plan of C. R. Bard, Inc.

____________________

Nadia J. Bernstein, Esq.
C. R. Bard, Inc.
730 Central Avenue
Murray Hill, New Jersey 07974

(Name and address of agent for service)

(908) 277-8000

(Telephone number, including area code, of agent for service)

____________________

Copies of all notices, orders and communication to:
Alan D. Schnitzer, Esq.
Simpson Thacher & Bartlett
425 Lexington Avenue
New York, New York 10017

_____________________

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $.25 per share (3)	3,000,000	$61.01	$183,030,000	$14,807.13
Restricted Stock Units	1,200,000	$61.01	$73,212,000	$5,922.85
Common Stock Purchase Rights	3,000,000	(4)	(4)	(4)

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 2003 Long Term Incentive Plan. Pursuant to Rule 457(h)(2), no additional registration fee is required.

(2) Calculated pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of the average of the high and low sales price of the Registrant's Common Stock on the New York Stock Exchange - Composite Tape on April 17, 2003. The number of Restricted Stock Units awarded or sold under the 2003 Long Term Incentive Plan will be determined by dividing a dollar amount by the closing price of the Registrant's Common Stock on the New York Stock Exchange - Composite Tape on the date of award or sale.

(3) Includes the Registrant's Common Stock to be issued pursuant to options or other stock-based awards under the 2003 Long Term Incentive Plan.

(4) Common Stock Purchase Rights currently are attached to and trade with the Common Stock of the Registrant. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock, and such Rights would be issued for no additional consideration. Accordingly, there is no offering price for the Rights and no registration fee is required.

This Registration Statement relates to the registration of 3,000,000 shares of common stock, 3,000,000 common stock purchase rights, 1,200,000 restricted stock units and an indeterminate amount of interests, in each case to be offered or sold under the 2003 Long Term Incentive Plan of C. R. Bard, Inc. (the "Company").

1. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

Not required to be filed with this Registration Statement.

Item 2. Registrant Information and Employee Plan Annual Information.

Not required to be filed with this Registration Statement.

2. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission by the Company are hereby incorporated in this Registration Statement by reference:

(1) The Company's Annual Report on Form 10-K for the year ended December 31, 2002;

(2) The Company's Current Reports on Form 8-K filed on March 31, 2003, April 15, 2003 and April 22, 2003;

(3) The description of the Company's common stock contained in a registration statement filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report updating such description; and

(4) The description of the Company's common stock purchase rights contained in a registration statement filed under the Exchange Act, including any amendment or report updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Common Stock

Our only class of stock outstanding is our common stock. The authorized common stock consists of 300,000,000 shares (par value $.25 per share). Our Restated Certificate of Incorporation also provides for 5,000,000 shares of preferred stock, par value $1 per share, none of which has been issued. The following is a brief summary of the provisions of our common stock, including certain information relating to the rights of the holders of our preferred stock.

Dividend Rights

Dividends may be paid on our common stock at the discretion of our Board of Directors out of legally available funds after provision for such dividend rights as our Board of Directors may fix for any class or series of our preferred stock.

Voting Rights

Each holder of our common stock is entitled to one vote for every share of our common stock outstanding in his or her name on our books. Each holder of any future class or series of our preferred stock will be entitled to such voting rights, if any, as are fixed by our Board of Directors or as are prescribed by law at the time of the issuance of that preferred stock.

Liquidation Rights

Upon any distribution of our assets, the holders of our common stock are entitled to distribution of all of our assets remaining after the holders of each class or series of our preferred stock have been paid the preference for their shares, if any, fixed by our Board of Directors at the time of the issuance of that class or series of our preferred stock.

Other Provisions

Shares of our common stock are not liable to any further calls or for assessment and have no sinking fund provisions, preemptive rights, conversion rights or redemption provisions.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is EquiServe Trust Company, N.A.

Preferred Stock

Our Board of Directors is authorized, without further action by the shareholders, to issue preferred stock in different classes or series and to determine the number of shares included in any class or series and the designations, relative rights, preferences and limitations of each class or series, including: (a) the dividend rate and whether or not dividends would be cumulative; (b) the extent and amount of any preference in the event of liquidation; (c) any rights to convert shares of the class or series into other classes or series of our stock; (d) the nature and extent of any voting rights, either generally or upon default in the payment of dividends; and (e) any of our rights to redeem the shares of a particular class or series.

Common Stock Purchase Rights

On October 11, 1995, our Board of Directors declared a dividend of one common share purchase right on each outstanding share of our common stock (the "rights"), payable on October 23, 1995 to shareholders of record on October 23, 1995. Each right entitles the holder until October 23, 2005 (or, if earlier, the redemption of the rights) to buy one share of our common stock at an exercise price of $120.00, subject to certain antidilution adjustments. The rights are represented by our common stock certificates and are not exercisable, or transferable apart from our common stock, until the earlier of (1) the tenth day after the public announcement that a person or group has acquired beneficial ownership of 20% or more of our common stock or (2) the tenth day after a person commences, or announces an intention to commence, a tender or exchange offer for 30% or more of our common stock (the earlier of such dates being referred to herein as the "distribution date"). Separate certificates representing the rights will be mailed to holders of our common stock as of the distribution date, except that rights associated with our common stock beneficially owned by a 20 percent holder of our common stock as of the distribution date will become null and void on that date. The rights will first become exercisable on the distribution date, unless earlier redeemed, and could then begin trading separately from our common stock. At no time will these rights have any voting rights.

In the event that we are a party to a merger or other business combination transaction, each right entitles its holder to purchase, at the exercise price of the right, that number of shares of common stock of the surviving company which at the time of such transaction would have a market value of two times the exercise price of the right. Alternatively, if a 20% holder were to acquire the Company by means of a reverse merger in which we and our stock survive or were to engage in certain "self-dealing" transactions, each right not owned by the 20% holder would become exercisable for the number of shares of our common stock which, at that time, would have a market value of two times the exercise price of the right.

The rights are redeemable at $.05 per right prior to the public announcement that a person or group has acquired beneficial ownership of 20% or more of our common stock. The rights will expire on October 23, 2005 (unless earlier redeemed). EquiServe Trust Company, N.A. is the rights agent.

As long as the rights are attached to our common stock, we will issue one right with each new share of our common stock that becomes outstanding, including those shares issued pursuant to the 2003 Long Term Incentive Plan, so that all of these shares will have attached rights.

Restricted Stock Units

Restricted stock units represent the right to receive one or more shares of our common stock (or the equivalent cash value of such shares) upon the completion of a specified period of service, the occurrence of a specified event and/or the attainment of one or more specified performance objectives. Subject to the provisions of the 2003 Long Term Incentive Plan, our Compensation Committee shall determine when restricted stock units shall be settled in cash, shares of our common stock or a combination of cash and shares, and all other terms and conditions of such awards. Pursuant to the 2003 Long Term Incentive Plan, the restricted period in respect of any award of restricted stock units shall not be less than three years, except that our Compensation Committee may (i) provide for a restricted period to terminate at any time after one year upon the attainment of established performance-based objectives and (ii) grant restricted stock units relating to up to 150,000 shares of common stock without regard to this limitation.

Holders of restricted stock units will not have any of the rights of holders of our common stock, including voting, dividend and liquidation rights, until such restricted stock units have vested and the holders have received one or more shares of our common stock in respect thereof.

In the event of any stock dividend or split, reorganization, recapitalization, merger, share exchange or any other similar transaction that results in a change to our equity capitalization, the Compensation Committee, in its sole discretion, may adjust any affected terms of the restricted stock units awarded under the 2003 Long Term Incentive Plan.

Unless otherwise determined by our Compensation Committee, restricted stock units shall not be transferable or assignable by the holder otherwise than by will or by the laws of descent and distribution.

In the event a "Change in Control" (defined below) of the Company occurs, except to the extent the Compensation Committee has determined otherwise, all restricted stock units will vest on the date a Change of Control occurs.

"Change in Control" means a change of control of the nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K as in effect on April 16, 2003, pursuant to Section 13 or 15(d) of the Exchange Act (other than such a change of control involving a Permitted Holder); provided, that, without limitation, a Change of Control shall be deemed to have occurred if:

(i) any "person" (other than a Permitted Holder) shall become the "beneficial owner", as those terms are defined below, of capital stock of the Company, the voting power of which constitutes 20% or more of the general voting power of all of the Company's outstanding capital stock; or

(ii) individuals who, as of April 16, 2003, constituted the Board of Directors (the "Incumbent Board") cease for any reasons to constitute at least a majority of the Board of Directors; provided, that any person becoming a director subsequent to April 16, 2003, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three quarters of the directors comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, which is or would be subject to Rule 14a-11 of the Regulation 14A promulgated under the Exchange Act) shall be, for purposes of the Plan, considered as though such person were a member of the Incumbent Board.

For purposes of the definition of Change of Control, the following definitions shall be applicable:

(1) The term "person" shall mean any individual, group, corporation or other entity.

(2) For purposes of this definition only, any person shall be deemed to be the "beneficial owner" of any shares of capital stock of the Company:

(i) which that person owns directly, whether or not of record, or

(ii) which that person has the right to acquire pursuant to any agreement or understanding or upon exercise of conversion rights, warrants, or options or otherwise, or

(iii) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (ii) above), by an "affiliate" or "associate" (as defined in the rules of the Securities and Exchange Commission under the Securities Act of 1933, as amended) of that person, or

(iv) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (ii) above), by any other person with which that person or such person's "affiliate" or "associate" (defined as aforesaid) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of capital stock of the Company.

(3) The outstanding shares of capital stock of the Company shall include shares deemed owned through application of clauses (2)(ii), (iii) and (iv), above, but shall not include any other shares which may be issuable pursuant to any agreement or upon exercise of conversion rights, warrants or options, or otherwise, but which are not actually outstanding.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Company is a corporation organized under the laws of the State of New Jersey. The New Jersey Business Corporation Act, as amended (the "NJBCA"), provides that a New Jersey corporation has the power to indemnify a director or officer against his or her expenses and liabilities in connection with any proceeding involving the director or officer by reason of his or her being or having been such a director or officer, other than a proceeding by or in the right of the corporation, if such a director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.

In addition, a New Jersey corporation has the power to indemnify a director or officer against his or her expenses in connection with any proceeding brought by or in the right of the corporation to procure a judgment in its favor, which involves the director or officer by reason of his or her being or having been such a director or officer, if such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; however, no indemnification is permitted in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation, unless and only to the extent that the Superior Court of New Jersey, or the court in which such proceeding was brought, shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such director or officer is fairly and reasonably entitled to such indemnification. Expenses incurred by a director or officer in connection with a proceeding may be, under certain circumstances, paid by the corporation in advance of the final disposition of the proceeding as authorized by the board of directors.

The NJBCA requires a New Jersey corporation to indemnify a director or an officer against all expenses to the extent that such director or officer has been successful on the merits or otherwise in any proceeding involving such director or officer by reason of his or her having been a director or officer or in defense of any claim, issue or matter therein.

The indemnification permitted or required and advancement of expenses permitted by the NJBCA does not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a director or officer may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders, or otherwise; provided that no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit.

Under the NJBCA, a New Jersey corporation has the power to purchase and maintain insurance on behalf of any director or officer against any expenses incurred in any proceeding and any liabilities asserted against him or her by reason of his or her being or having been a director or officer, whether or not the corporation has the power to indemnify him or her against such expenses and liabilities under the NJBCA. The Company has purchased such insurance covering its directors and officers.

All of the foregoing powers of indemnification granted to a New Jersey corporation may be exercised by such corporation notwithstanding the absence of any provision in its certificate of incorporation or by-laws authorizing the exercise of such powers. However, a New Jersey corporation may, with certain limitations, provide in its certificate of incorporation that a director or officer shall not be personally liable, or shall be liable only to the extent therein provided, to the corporation or its shareholders for damages for breach of a duty owed to the corporation or its shareholders, except that such provision will not relieve a director or officer from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the corporation or its shareholders, (b) not in good faith or involving a knowing violation of the law, or (c) resulting in receipt by such person of an improper personal benefit.

Reference is made to Sections 14A:3-5 and 14A:2-7(3) of the NJBCA in connection with the above summary of indemnification, insurance and limitation of liability.

Article SEVENTH of the Company's Restated Certificate of Incorporation provides that the Company shall indemnify its directors, officers and employees in the manner and to the extent permitted by the laws of the State of New Jersey. Article FOURTEENTH of the Company's Restated Certificate of Incorporation further provides that the directors and officers of the Company shall not be personally liable to the Company or its shareholders for breach of duty as a director or officer, except to the extent and for the duration of any period of time such personal liability may not be eliminated or limited under the NJBCA. In addition, Article NINTH of the Company's Restated Certificate of Incorporation provides that, subject to the provisions of the NJBCA, the directors and committee members appointed by the Board of Directors shall not be liable in the discharge of their duties when relying in good faith upon the corporate records of the Company and/or competent advice of any type.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

3.1 The Company's Restated Certificate of Incorporation, as amended, as of April 17, 1996, filed as Exhibit 3 to the Company's September 30, 1996 Form 10-Q is incorporated herein by reference

5.1 Opinion of Drinker Biddle & Reath LLP, regarding legality of securities being registered*

23.1 Consent of KPMG LLP*

23.2 Information Regarding Consent of Arthur Andersen LLP

23.3 Consent of Drinker Biddle & Reath LLP (included in Exhibit 5.1)

24.1 Powers of Attorney*

________________

* Filed herewith

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1) (i) and (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of the Employees' Retirement Savings Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of New Providence at Murray Hill, State of New Jersey, on the 22nd of April 2003.

C. R. BARD, INC.

By: /s/ William H. Longfield

Name: William H. Longfield

Title: Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by or on behalf of the following persons in the capacities indicated on the 22nd day of April 2003.
Signature	Title

/s/ William H. Longfield	Chairman and Chief Executive Officer and Director (Principal Executive Officer)

* Todd C. Schermerhorn	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

* Charles P. Grom	Vice President and Controller (Principal Accounting Officer)

* Marc C. Breslawsky	Director

* T. Kevin Dunnigan	Director

* Herbert L. Henkel	Director

* Regina E. Herzlinger	Director

* Anthony Welters	Director

* Tony L. White	Director

* By: /s/ William H. Longfield William H. Longfield Attorney-in-Fact

EXHIBIT INDEX
Exhibit No.	Description

3.1	The Company's Restated Certificate of Incorporation, as amended, as of April 17, 1996, filed as Exhibit 3 to the Company's September 30, 1996 Form 10-Q is incorporated herein by reference

5.1	Opinion of Drinker Biddle & Reath LLP, regarding legality of securities being registered*

23.1	Consent of KPMG LLP*

23.2	Information Regarding Consent of Arthur Andersen LLP

23.3	Consent of Drinker Biddle & Reath LLP (included in Exhibit 5.1)

24.1	Powers of Attorney*

____________________

* Filed electronically herewith

Exhibit 5.1

[Letterhead of Drinker Biddle & Reath LLP]

April 22, 2003

C. R. Bard, Inc.
730 Central Avenue
Murray Hill, New Jersey 07974

Re: 2003 Long Term Incentive Plan of C. R. Bard, Inc.

Ladies and Gentlemen:

We have acted as special counsel to C. R. Bard, Inc., a New Jersey corporation (the "Company"), in connection with a Registration Statement on Form S-8 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Act"), relating to the offer and sale by the Company of up to 3,000,000 shares of the Company's common stock, par value $.25 per share (the "Shares"), and up to 1,200,000 restricted stock units (the "Restricted Stock Units") pursuant to the Company's 2003 Long Term Incentive Plan (the "Plan").

For purposes of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, together with exhibits filed as a part thereof, and all such other documents, records, certificates, including certificates of public officials, and other instruments as we have deemed necessary or appropriate.

Based upon the foregoing, we are of the opinion that:

    The Company has been duly incorporated and is validly existing under the laws of the State of New Jersey.
    The Shares have been duly authorized and, when sold in the manner and for the consideration contemplated by the Plan and the Registration Statement, will be validly issued, fully paid and non-assessable.
    The Restricted Stock Units have been duly authorized and, when sold in the manner and for the consideration contemplated by the Plan and the Registration Statement, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein. By giving the foregoing consent, we do not admit that we are persons whose consent is required under Section 7 of the Act.

Very truly yours,

DRINKER BIDDLE & REATH LLP

Exhibit 23.1

Independent Auditors' Consent

The Shareholders and Board of Directors of

C. R. Bard, Inc.:

We consent to the use of our report dated January 28, 2003, with respect to the consolidated balance sheet of C. R. Bard, Inc. and subsidiaries as of December 31, 2002, and the related consolidated statements of income, stockholders' investment, and cash flows for the year ended December 31, 2002, and the related consolidated financial statement schedule, incorporated herein by reference in the registration statement.

Our report refers to the Company's adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, as of January 1, 2002 and to our audit of the transitional disclosures added to revise the 2001 and 2000 consolidated financial statements, as more fully described in Note 4 to the consolidated financial statements. However, we were not engaged to audit, review, or apply any procedures to the 2001 and 2000 consolidated financial statements other than with respect to such disclosures.

/s/ KPMG LLP

Short Hills, New Jersey

April 22, 2003

Exhibit 23.2

Information Regarding Consent of Arthur Andersen LLP

On May 7, 2002, the Board of Directors of C. R. Bard, Inc. (the "Company"), upon recommendation of the Audit Committee, made a determination not to engage Arthur Andersen LLP ("Arthur Andersen") as the Company's independent public accountants. See the Company's Current Report on Form 8-K filed on May 10, 2002 for additional information. After reasonable efforts, the Company has been unable to obtain Arthur Andersen's written consent to the incorporation by reference into this registration statement of Arthur Andersen's previously issued audit report with respect to the Company's consolidated financial statements as of December 31, 2001 and for each of the years in the two year period then ended. Under these circumstances, Rule 437a under the Securities Act of 1933, as amended (the "Securities Act"), permits the Company to file this registration statement without a written consent from Arthur Andersen. However, with respect to transactions in the Company's securities pursuant to the registration statement that occur subsequent to the date this registration statement is filed with the Securities and Exchange Commission, Arthur Andersen will not have any liability under Section 11(a) of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen or any omissions of a material fact required to be stated therein. Accordingly, no claim can be asserted against Arthur Andersen under Section 11(a) of the Securities Act because Arthur Andersen has not consented to the incorporation by reference of its previously issued audit report into this registration statement.

Exhibit 24.1

C. R. BARD, INC.
POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned, being an officer or director, or both, of C. R. BARD, INC. (the "Company"), in his or her capacity as set forth below, as applicable, hereby constitutes and appoints WILLIAM H. LONGFIELD, TIMOTHY M. RING and TODD C. SCHERMERHORN his or her true and lawful attorney and agent, to do any and all acts and all things and to execute any and all instruments which such attorney and agent may deem necessary or desirable to enable the Company to comply with the Securities Act of 1933, as amended (the "Act"), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder in connection with the registration under the Act of shares of common stock of the Company ("Common Stock") to be issued by the Company pursuant to the Company's 2003 Long Term Incentive Plan, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form S-8 or any Form relating to the sale of such Common Stock, to be filed with the Securities and Exchange Commission with respect to such Common Stock, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments or supplements thereto, whether such amendments or supplements are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

[Balance of Page Intentionally Blank]

IN WITNESS HEREOF, each of the undersigned has subscribed his or her name as of the 16th day of April 2003.
/s/ Todd C. Schermerhorn Name: Todd C. Schermerhorn Title: Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Charles P. Grom Name: Charles P. Grom Title: Vice President and Controller (Principal Accounting Officer)

/s/ Marc C. Breslawsky Name: Marc C. Breslawsky Title: Director

/s/ T. Kevin Dunnigan Name: T. Kevin Dunnigan Title: Director

/s/ Herbert L. Henkel Name: Herbert L. Henkel Title: Director

/s/ Regina E. Herzlinger Name: Regina E. Herzlinger Title: Director

/s/ Anthony Welters Name: Anthony Welters Title: Director

/s/ Tony L. White Name: Tony L. White Title: Director